Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 24, 2006

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

               On April 26, 2006, Harman International Industries, Incorporated (the “Company”) announced that, subject to approval of its board of directors, Douglas A. Pertz will be appointed the Company’s Chief Executive Officer effective May 1, 2006.  The board approved his appointment on April 27, 2006.  Under a letter agreement dated April 24, 2006 (the “Letter Agreement”), Mr. Pertz will be eligible to participate in the Company’s Supplemental Executive Retirement Plan (the “Supplemental Plan”) and will enter into a change-in-control severance agreement (the “Severance Agreement”) in the form entered into by other executive officers of the Company.  The material terms of the Letter Agreement, the Supplemental Plan and the Severance Agreement are summarized below.  This summary is qualified by reference to the Letter Agreement, Supplemental Plan and the form of Severance Agreement, copies of which are filed as exhibits to this report.

               Letter Agreement

               Under the Letter Agreement, Mr. Pertz’s annual base salary will be $850,000 and, in fiscal 2007, he will be eligible to earn a target bonus equal to 100% of his base salary and a maximum bonus of 200% of his base salary.  Mr. Pertz will receive an option to purchase 75,000 shares of common stock at a per‑share exercise price equal to the fair market value of the Company’s common stock on May 1, 2006.  Mr. Pertz will receive an award of 25,000 shares of restricted stock on his start date, and 20,000 additional shares on January 1, 2007.  Mr. Pertz will also be permitted to participate in the Company’s employee benefit plans and programs.  He will also be reimbursed for certain costs associated with relocation to the Washington, D.C. area.  If Mr. Pertz’s employment is terminated by the Company without cause or by Mr. Pertz for good reason, under circumstances in which he is not entitled to payment under the Severance Agreement, (i) he will be entitled to a severance payment equal to twice his annual salary and target bonus, and (ii) the prorated value of any unvested shares of restricted stock will be paid in cash.  The Letter Agreement also provides that Mr. Pertz will be appointed to the Company’s board of directors to fill the vacancy created upon the resignation of Mr. Girod from the Company’s board of directors, which resignation is expected to occur at the Company’s annual meeting in November.

                Supplemental Plan

               Under the Letter Agreement, Mr. Pertz will be eligible to participate in the Company’s Supplemental Plan.  The Supplemental Plan provides supplemental retirement, termination and death benefits to certain of the Company’s executive officers and key employees designated by the board of directors.  All Supplemental Plan benefits are subject to deductions for Social Security and federal, state and local taxes.  Mr. Pertz will be credited with seven years of participation at the beginning of his employment with the Company.  The Letter Agreement provides that Mr. Pertz’s participation in the Supplemental Plan will become vested at the 30% level after eight years (not including the credited seven years) of active service and at the 50% level after five additional years of active service.

               Retirement Benefit.  Retirement benefits are based on the average of the participant’s highest cash compensation (base salary and bonus) during any five consecutive years of employment (“Average Cash Compensation”).  Participants retiring at age 65 or older receive an annual retirement benefit equal to either (a) 3 1/3% of Average Cash Compensation per year of service up to a maximum of 50%, or (b) 2% of Average Cash Compensation per year of service up to a maximum of 30%, as designated by the board of directors.  Mr. Pertz has been designated as a participant entitled to receive an annual retirement benefit of up to 50% of Average Cash Compensation.  If a participant’s employment is terminated for any reason other than death within three years after a change in control of the Company, the participant vests with the maximum designated retirement benefit regardless of age or years of service and the Company will indemnify the participant for any expense incurred in enforcing the participant’s rights in the retirement benefit under the Supplemental Plan.  Unless another form of payment is approved by the administrative committee for the Supplemental Plan, benefits are payable monthly in the form of a life annuity.  If the participant dies after benefits have commenced but prior to receiving 10 years of benefits, they are paid to the participant’s beneficiary for the remainder of that period.

               Termination Benefit.  A participant who retires or whose employment is terminated prior to age 65 with at least 15 years of service, and who is not otherwise entitled to benefits under the Supplemental Plan, is entitled to an annual termination benefit equal to either (a) 30% of Average Cash Compensation, increased by 4% for each year of service over 15 years, up to a maximum of 50%, or (b) 15% of Average Cash Compensation, increased by 3% for each year of service over 15 years, up to a maximum of 30%, as designated by the board of directors.  Mr. Pertz has been designated as a participant entitled to receive an annual termination benefit of up to 50% of Average Cash Compensation.  The termination benefit commences upon the later of termination of the participant’s employment, other than due to death, or the participant reaching age 55.  Termination benefits are payable in the same manner as retirement benefits.

                Death Benefit.  A pre‑retirement death benefit equal to two or three times the highest annual cash compensation achieved by a participant during his or her employment with the Company is paid to the beneficiaries of a participant who dies prior to the commencement of benefits under the Supplemental Plan.  Mr. Pertz has been designated as a participant entitled to receive a death benefit equal to three times his highest annual cash compensation.  The benefit is paid to the participant’s designated beneficiary in a single lump sum or, at the request of the beneficiary and with the consent of the administrative committee, the benefit may be paid in another form providing the actuarial equivalent of the lump-sum payment.

                Severance Agreement

                The Severance Agreement with Mr. Pertz will provide that if, within the two years following a change in control of the Company, Mr. Pertz is terminated without cause or under certain circumstances terminates his own employment, he is entitled to receive a severance payment equal to three times the sum of his highest annual base salary during any period prior to his termination and his highest incentive pay during the three fiscal years preceding the change in control.  The Severance Agreement will also provide that the Company will pay Mr. Pertz an additional amount for excise taxes, subject to a limitation based on the overall cost of the Severance Agreement, including any additional payment for excise taxes.  Unless the Company or Mr. Pertz notifies the other by September 30 that the Company or he, as appropriate, does not wish the agreement to be extended, the Severance Agreement will be automatically extended on the following January 1 for an additional year.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
                   Appointment of Principal Officers.

                On April 26, 2006, the Company announced that, subject to approval of its board of directors, Mr. Pertz will be appointed Chief Executive Officer of the Company, effective May 1, 2006.  The board approved his appointment on April 27, 2006.  Bernard A. Girod will resign as Chief Executive Officer effective May 1, 2006, to coincide with the appointment of Mr. Pertz as Chief Executive Officer of the Company.  Mr. Girod will remain as Vice Chairman and a member of the board of directors of the Company.

                Mr. Pertz, age 51, served as President and Chief Executive Officer from 1999 through 2004 and Chairman of the Board from 2000 through 2004 of IMC Global, Inc., a producer and marketer of phosphate and potash nutrients for the agriculture industry.  In 2004, IMC Global merged with another company to form The Mosaic Company.  Mr. Pertz served as a director of Mosaic until October, 2005.

                Mr. Pertz currently serves as a director of Nalco Holding Company, a provider of water treatment and process improvement services and equipment for industrial and institutional applications and as a director of Bowater Incorporated, a newsprint and coated mechanical paper manufacturer.

                See Item 1.01. above for information regarding the terms Mr. Pertz’s employment with the Company.

Item 9.01.       Financial Statements and Exhibits

               (c)     Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated April 24, 2006, between Harman International Industries, Incorporated and Douglas A. Pertz

10.2

Harman International Industries, Incorporated Supplemental Executive Retirement Plan, as amended and restated as of October 1, 1999. (filed as Exhibit 10.27 to the Annual Report on Form 10‑K for the fiscal year ended June 30, 2000, Commission File No. 001‑09764, and hereby incorporated by reference)

10.3

Amendment No. 1 to the Harman International Industries,
Incorporated Supplemental Executive Retirement Plan, dated
September 24, 2002.  (filed as Exhibit 10.5 to the Quarterly Report on Form 10‑Q for the quarter ended December 31, 2002, Commission File No. 001‑09764, and hereby incorporated by reference)

10.4

Form of Severance Agreement between the Company and each of Sidney Harman, Bernard A. Girod, Kevin Brown, and Douglas A. Pertz.  (filed as Exhibit 10.71 to the Annual Report on Form 10‑K for the fiscal year ended June 30, 2000, Commission File No. 001‑09764, and hereby incorporated by reference)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   HARMAN INTERNATIONAL INDUSTRIES,
                                                                   INCORPORATED

                                                                   By:   /s/ Sandra B. Robinson
                                                                            Sandra B. Robinson
                                                                           Vice President - Financial Operations

Date:  April 28, 2006

April 24, 2006

Mr. Douglas A. Pertz
581 Crabtree Lane
Lake Forest, IL  60045

Dear Doug:

On behalf of Harman International Industries, Incorporated (“Harman”), I submit an offer for the position of President and Chief Executive Officer of Harman.  In this capacity you will report directly to me and will be located at our Washington, D.C. office.  As you know, under the Sarbanes Oxley Act the terms of this offer are subject to approval by the Compensation Committee and the Board of Directors of the Company.   This offer includes the following:

Start Date:  The start date will be May 1, 2006.

Base Salary:  Annual base salary will be $850,000 subject to review on September 1, 2006, and payable in accordance with our regular payroll schedule in Washington, D.C.

Bonus:  Effective with fiscal year 2007, you will be eligible to participate in the Management Incentive Compensation program with a target bonus opportunity equal to 100% of your base salary and a 200% maximum.  This bonus program is based upon Harman’s achievement of its business plan, as well as your achievement of performance goals.

Stock Options:  You will receive a one-time option grant of 75,000 shares of Harman common stock at a per share exercise price equal to the fair market value as of your start date, vesting 20% per year over five years in accordance with the terms of the Company’s Stock Option Plan.   You will also be eligible for an annual stock option grant beginning in September, 2007, at the discretion of the Compensation Committee of the Board.

Restricted Stock:  On May 1, 2006, you will receive an award of 25,000 shares of restricted Harman common stock, and on January 1, 2007, you will receive an additional award of 20,000 shares of restricted Harman common stock.  The awards will vest on the third anniversary of the award date.  You will be required to hold the shares for five years after vesting but will be free to sell a portion to pay for taxes due.

Douglas A. Pertz
April 24, 2006

Supplemental Executive Retirement Plan:  You will be eligible to participate in the Company’s Supplemental Executive Retirement Plan, as amended and restated as of October 1, 1999, and as further amended effective September 24, 2002.   Your maximum Annual Benefit Percentage pursuant to Section 5.01 of the SERP will be equal to 50%.  Your Death Benefit will be equal to three times your highest annual cash compensation.  You will be credited with seven years of participation at the outset.  After eight years of active service (not including the credited seven years), your participation in the SERP will become vested at the 30% level.  After five additional years, you will be vested at 50%.

Company Car:  You will have use of a company-leased automobile with the determination of make and model subject to my approval.  Harman will bear the car expenses (i.e. gasoline, insurance, car tax, repairs) associated with the business use of the company car.  You may use the company car for private purposes, however taxes imposed with respect to private usage will be borne by you.

Relocation Assistance:  To assist you in making a smooth transition to the Washington, D.C. area, we will provide:

  Reimbursement for the closing costs incurred in selling your home in Illinois, including real estate commission;
  Reimbursement for closing costs incurred in the purchase of your new home located near the office in Washington, D. C.;
  Cost of moving your family and physical household goods from your current residence to your new residence;
  Interim housing assistance – this is to be used during the period of time that you are selling your current home and purchasing a new home and is not to exceed 3 months from the time you begin using this assistance; and
  Storage of your physical household goods, if needed.

Douglas A. Pertz
April 24, 2006

This assistance will be available whenever you choose to sell your Illinois home.  Costs to be reimbursed will be subject to your providing substantiation per normal Company procedures.  Such costs will be tax adjusted by Harman.

Severance:    If your employment is terminated by Harman without cause or by you for good reason (see definitions of “cause” and “good reason” in the attachment), you will receive a severance payment equal to twice your annual salary and twice your target bonus at the time of your termination.  The prorated value of any unvested shares of restricted Harman common stock will be paid to you in cash.  Such payments will be subject to the execution of a mutually acceptable confidentiality, non-competition and non-solicitation agreement and release.

You will also be provided with a severance agreement covering “change of control” circumstances, in the form provided to other Harman executives who have such agreements.   Payment of severance under this change in control/severance agreement would be in lieu of any severance you would be entitled to receive under the preceding paragraph.

Other Benefits:  Additional benefits, as defined by Company policy, will include medical, dental, vision, life insurance, short and long-term disability, tuition reimbursement, 401(k) Retirement Savings Plan and all Company-paid holidays.

The Company will, in connection with your employment, withhold from any compensation and benefits payable to you all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

Legal Fees:  If you accept this offer, Harman will pay the legal fees associated with your employment by Harman to a maximum of $15,000.

Board Membership:   You will be elected a member of the Company’s Board of Directors to fill the vacancy created upon the resignation of Mr. Girod from the Board. That resignation is expected to occur at the annual meeting of stockholders in November 2006.

Harman is not hereby offering you lifetime employment or employment for a fixed or implied period of time.  Either you or Harman may terminate your employment at any time, with or without cause or reason.  Your employment relationship cannot be changed except in a written document signed by you and the Executive Chairman of Harman.

Douglas A. Pertz
April 24, 2006

Any dispute concerning termination of your employment shall be resolved by final and binding arbitration before a neutral arbitrator.  The arbitrator shall be selected by mutual agreement or in accordance with the procedures of the American Arbitration Association.  The law of Washington, D.C. shall govern any such dispute, and the arbitrator shall not have authority to vary or alter the terms of this letter.

You acknowledge and agree that your acceptance of this offer will violate no agreements or arrangements with other individuals or corporations, and will be effective upon its approval by the Company’s Compensation Committee and by the Board of Directors as a whole.  Please sign and return the original of this letter.  You should retain one copy of this letter for your files.

I look forward to working with you and to our shared further development of this outstanding company.

Sincerely,

/s/  Sidney Harman
 Sidney Harman
Executive Chairman

I accept your offer of employment and agree to the provisions stated in this letter.  I acknowledge and agree that this letter constitutes the entire agreement between Harman and me and supersedes all prior verbal or written agreements, arrangements or understandings pertaining to my offer of employment.   I understand that I am employed at will and that my employment can be terminated at any time, with or without cause, at the option of either the Company or me.

ACCEPTED AND AGREED:

/s/  Douglas A. Pertz                                                                                        4/24/2006
 Douglas A. Pertz                                                                                              Date

April 24, 2006                                                                      Letter Attachment

Termination Definitions

“Cause” means:

     (i)    You have been convicted of a felony;

     (ii)    You have engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to your
             employment duties which results in material economic
             harm to Harman.

             No act or omission on your part shall be considered “willful” unless it is done by you in bad faith and without reasonable belief that your action was in the best interests of Harman.

            The foregoing notwithstanding, Harman may not terminate your employment for Cause unless:  (x) a determination that Cause exists is made and approved by three-quarters (3/4) of Harman’s Board of
            Directors, (y) you are given at least 10 days prior written notice of the
            Board meeting called to make such determination, and (z) you and your legal counsel are given the opportunity to address such meeting prior to a vote of the Board.

“Good Reason” means any of the following without your prior written consent:

     (i)     Reduction by Harman of your base salary or target bonus opportunity;

     (ii)    Failure by Harman to elect or to reelect you as a member of the Board of
             Directors; initial election to the Board will be no later than November,
             2006;

     (iii)   A material diminution in your duties or responsibilities or the assignment to you of any duties or responsibilities inconsistent with your position and status as President and CEO;

     (iv)   A change in your reporting relationship such that you no longer report directly to the Executive Chairman or Board; or

     (v)    Any purported termination by Harman of your employment otherwise than as expressly permitted by the employment agreement.